Exhibit 99.1

WHEN Group Acquires Controlling Stake in CrossMobile

Appoints Brightman Almagor Zohar & Co. Certified Public Accountants, a Firm in the Deloitte Global Network

NEW YORK, NY, November 1, 2022 (GLOBE NEWSWIRE) — World Health Energy Holdings, Inc. (OTC: WHEN) (“WHEN Group” or the “Company”), a telecom and cybersecurity company with proprietary technologies developed to protect individuals and enterprises from cybersecurity threats, announced today it has completed the acquisition of an additional 25% of CrossMobile Sp.z o.o. (“CrossMobile”), a licensed GSM telecom operator in Poland, providing the necessary licenses and key infrastructure to service the entire population of 450 million in the EU. The Company now holds approximately 51% of CrossMobile’s outstanding share capital on a fully diluted basis.

“Acquiring a controlling interest in CrossMobile is a major milestone in the evolution of WHEN Group and solidifies our foothold in the European telecom market,” said WHEN Group CEO Giora Rosenzweig. “Our strengthened position amongst the small group of licensed operators in the EU provides us with a strong foundation from which we can continue generating significant long-term growth by launching our comprehensive suite of value-added services for B2B and B2C customers and driving the transformation of the future of the telecom industry.”

The global mobile value-added services market is expected to reach $309 billion by 2025, growing at a CAGR of 15.3%, according to data from Market Research Future.

“WHEN Group’s acquisition of controlling interest in CrossMobile empowers a new standard of service in telecom,” added Tom Tromer, CEO of CrossMobile. “Together we plan to invest in the technologies of tomorrow that enable us to deliver flexible, scalable and repeatable solutions that meet the demanding and ever-changing needs of customers, from medium size enterprises to individual consumers.”

“Unlike large legacy operators, we have the ability to quickly capitalize on new opportunities,” continued Rosenzweig. “We believe that our agility to address changing market demands provides us with a distinct competitive advantage. Combining this advantage with our unparalleled cybersecurity solutions and other next-generation value-added services place us in a great position to scale operations.”

WHEN Group also announces the significant strengthening of its team of advisors, with the appointment of Deloitte (Brightman Almagor Zohar & Co., Certified Public Accountants, a Firm in the Deloitte Global Network) as auditor for the Company.

“We believe it is critically important for us to have a world class independent auditor, such as Deloitte. We look forward to receiving the benefit of their service to the Company as we aim to build a leading global business,” said Mr. Rosenzweig.

Future WHEN Group Press Releases and Updates

Interested investors and shareholders will be notified of future Press Releases and Industry Updates by e-mailing info@worldhealthenergy.com

About CrossMobile

CrossMobile is registered as a Full Mobile Virtual Network Operator in Poland under the regulatory authority of the Office of Electronic Communications (UKE).

About WHEN Group

World Health Energy Holdings, Inc. (d/b/a WHEN Group) is a holding company comprised of CrossMobile, SG 77, Inc./RNA Ltd, which develops and significantly improves existing cybersecurity solutions in the B2C and B2B marketplace. WHEN Group develops new systems by applying pattern recognition technology based on IOT / mobile / servers and computer activity, analyzing human and device behavior, relationships, and BPM (Business Process Management) to automatically identify and prevent potential danger to individuals and companies. The B2C Cybersecurity division targets families concerned with external cyber threats and exposures in addition to monitoring a child’s behavioral patterns that may alert parents to potential tragedies caused by cyberbullying, pedophiles, other predators, and depression. The B2B Cybersecurity system software development and implementation company is focused on innovative solutions for the constantly evolving cyber challenges of businesses, non-governmental organizations (NGOs) and governmental entities. By deploying a highly experienced development team, RNA Ltd. anticipates both internal and external cyber threats, by identifying behavioral patterns that flag potential cyber compromises. Additional information is available at: https://www.whengroup.com/.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements involve substantial uncertainties and risks and are based upon our current expectations, estimates, and projections, and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, but not limited to, our ability to integrate the operations of the acquired entities and manage the combined entity our ability to raise the capital needed to realize our business plan and on commercially reasonable terms to realize this opportunity, the ‘going concern’ qualification’ in our financial statements which may adversely affect our capital raising efforts, the success of our business plan, market reception of our products, our ability to retain needed personnel and our ability to compete against companies with much larger resources as well as the risks and uncertainties discussed under the heading “RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed on April 14, 2022, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Investor Relations:

Dave Gentry, CEO

RedChip Companies Inc.

407-491-4498

WHEN@redchip.com